Exhibit 23.3

CONSENT OF LASETA PARTNERS LLC

We hereby consent to the reference to Laseta Partners LLC under the caption “Legal Matters” in relation to Russian law and to the summarization of our opinion in relation to Russian law issues under the caption “Enforceability of Civil Liabilities” contained in the Registration Statement on Form F-1 of Yandex N.V., a Dutch public company with limited liability, filed with the Securities and Exchange Commission, and any amendment thereto.

LASETA PARTNERS LLC

By:	/s/ Laseta Partners LLC
Name:	Serguey Baev
Title:	Partner

Date: 27 April, 2011